UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2014

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2014, Four Oaks Fincorp, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Kenneth R. Lehman, a private investor (the “Standby Investor”). Pursuant to the Securities Purchase Agreement, the Standby Investor has agreed to purchase from the Company (the “Standby Offering”), for $1.00 per share, the lesser of (i) 10,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”), (ii) if the Rights Offering (as defined below) is completed, all shares of Common Stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Internal Revenue Code of 1986, as amended (based on all shares of Common Stock outstanding at the completion of the Rights Offering and the Standby Offering). In addition, the Securities Purchase Agreement provides the Standby Investor a right of first refusal to purchase an additional 6,000,000 shares subject to the limitations outlined in clauses (ii) and (iii) above.

The Securities Purchase Agreement contemplates an initial closing of the sale of 875,000 shares of Common Stock to the Standby Investor and a subsequent closing of the remaining number of shares based on the formula above and the Standby Investor’s decision on whether to exercise his right of first refusal. The Standby Investor may participate in the Rights Offering with respect to the 875,000 shares of Common Stock he is expected to hold on the record date of the Rights Offering. The number of shares the Standby Investor is committed to purchase in the Standby Offering will be reduced by the number of shares he purchases in the Rights Offering. The Company has agreed that if for any reason it does not complete the Rights Offering, the Standby Investor will still be permitted to purchase shares of Common Stock as set forth above.

    The Securities Purchase Agreement contains customary representations, warranties, and various covenants, including, among others, covenants by the Company to (i) adopt a restricted stock plan for the benefit of the Company’s officers, (ii) adopt an asset resolution plan, and (iii) establish a rights plan to protect the Company’s deferred tax asset. Consummation of the Standby Offering is subject to (a) receipt of required regulatory approvals and non-objections, (b) receipt by the Company of a letter from an independent accounting firm related to the Company’s deferred tax asset, and (c) other customary closing conditions set forth in the Securities Purchase Agreement. The Company has also agreed to enter into a registration rights agreement with the Standby Investor (the “Registration Rights Agreement”), which will provide the Standby Investor demand registration and piggyback registration rights with respect to the Standby Investor’s resale of shares purchased under the Securities Purchase Agreement, subject to customary limitations. The Company has agreed to pay the expenses associated with any registration statements filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement. Between the closing of the Standby Offering and the third anniversary of the closing date, for as long as the Standby Investor owns at least 25% of the Company’s outstanding shares of Common Stock, if the Company makes any public or non-public offering of any equity or any securities, options, or debt that are convertible or exchangeable into equity or that include an equity component, the Standby Investor will be afforded the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount in the aggregate required to enable him to maintain his proportionate common stock-equivalent interest in the Company.

The Securities Purchase Agreement also grants certain indemnification and termination rights to the Company and the Standby Investor. If the Standby Investor terminates the Securities Purchase Agreement because the Company is in breach of any representation, warranty, covenant, or agreement, or any representation and warranty becomes untrue such that the closing conditions would not be satisfied, and such breach is not curable or, if curable, has not been cured within 30 days after notice of such breach is given, the Company has agreed to pay the Standby Investor liquidated damages in the amount of $250,000. Furthermore, if the Securities Purchase Agreement is terminated under the following circumstances, the Company has agreed to pay the Standby Investor liquidated damages in the amount of $800,000: (i) the Standby Investor terminates the Securities Purchase Agreement because the Company (a) enters into a confidentiality agreement or otherwise provide non-public information to any person in connection with an Acquisition Proposal (as defined in the Securities Purchase Agreement) or (b) receives an Acquisition Proposal and does not present it for board consideration within five business days after it is received and reject it in writing two business days thereafter or (ii) the Company terminates the Securities Purchase Agreement because the Company’s board of directors makes a Superior Proposal Recommendation (as defined in the Securities Purchase Agreement). The Company is obligated to pay the reasonable actual out-of-pocket expenses of the Standby Investor up to $95,000 upon closing of the Standby Offering or if the Securities Purchase Agreement is terminated for any reason not otherwise specified above. Lastly, the Company has agreed to make a cash payment (or other equitable arrangements) to the Standby Investor in an amount approximately equal to the net costs to the Company to resolve the investigation of the Company by the U.S. Department of Justice (the “DOJ”) that are in addition to the costs the Company would have incurred had the U.S. District Court of the Eastern District of North Carolina (the “District Court”) approved the Consent Order for Permanent Injunction and Civil Money Penalty, which provided for a civil settlement with the DOJ (the “Consent Order”), on January 8, 2014 when the Consent Order was filed with the District Court, multiplied by the percentage of the Company’s outstanding shares owned by the Standby Investor on the closing date of the Standby Offering.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. This summary and these documents have been included to provide securityholders with information regarding their terms. They are not intended to provide any other factual information about the Company or the Standby Investor. The representations and warranties contained in the Securities Purchase Agreement are generally made to, and solely for the benefit of, the parties to the Securities Purchase Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company provided to the Standby Investor in connection with signing the Securities Purchase Agreement. Moreover, certain representations and warranties in the Securities Purchase Agreement are made for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and securityholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Securities Purchase Agreement and are modified in important respects by the confidential disclosure schedules. The representations and warranties contained in the Securities Purchase Agreement should only be read in conjunction with the other information that the Company makes publicly available in reports, statements, and other documents filed with the SEC.

Item 3.02      Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Securities Purchase Agreement set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The shares of Common Stock to be issued pursuant to the Securities Purchase Agreement will be offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D promulgated thereunder. The Securities Purchase Agreement was a privately negotiated transaction that did not involve general solicitation, and the Standby Investor is an “accredited investor” as defined in Regulation D.

Item 8.01      Other Events.

On March 26, 2014, the Company announced that it intends to conduct a rights offering of up to approximately $26.6 million (the “Rights Offering”). In the Rights Offering, the Company will distribute, at no charge, non-transferable subscription rights to its shareholders as of a future record date. For each share of Common Stock held as of the record date, a shareholder will receive a non-transferable right to purchase three shares of Common Stock at a subscription price of $1.00 per share (the “Basic Subscription Privilege”). Shareholders who exercise their Basic Subscription Privilege in full will have the opportunity to subscribe for additional shares for pro rata allocation in the event that not all available shares are purchased pursuant to the Basic Subscription Privilege or by the Standby Investor pursuant to the Securities Purchase Agreement, subject to certain limitations.

Subject to review of the registration statement to be filed with the SEC, the Company intends to commence the Rights Offering during the second quarter of 2014.

A copy of the Company’s press releases announcing the Securities Purchase Agreement and the Rights Offering are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Cautionary Statement

The Standby Offering and the Securities Purchase Agreement discussed above involve the sale of securities in a private transaction that will not be registered under the Securities Act and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock sold in the Standby Offering pursuant to the Securities Purchase Agreement, nor shall there be any sale of such shares of Common Stock in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of Common Stock in the Rights Offering will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, copies of which will be mailed to all eligible record date shareholders.
Forward-Looking Statements
This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs and assumptions and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such

statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this Form 8-K and speak only as of the date of this Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 24, 2014, between Four Oaks Fincorp, Inc. and Kenneth R. Lehman.
10.2	Form of Registration Rights Agreement with Kenneth R. Lehman (included as part of Exhibit 10.1).
99.1	Press release, dated March 26, 2014.
99.2	Press release, dated March 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 FOUR OAKS FINCORP, INC.

By:     /s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date: March 26, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 24, 2014, between Four Oaks Fincorp, Inc. and Kenneth R. Lehman.
10.2	Form of Registration Rights Agreement with Kenneth R. Lehman (included as part of Exhibit 10.1).
99.1	Press release, dated March 26, 2014.
99.2	Press release, dated March 26, 2014.